FIRST RESTATEMENT OF
                        SECURITY AGREEMENT


     THIS FIRST RESTATEMENT OF SECURITY AGREEMENT (the "Agreement"), made this 12th day of April, 1996, by and between GREEN MOUNTAIN COFFEE ROASTERS, INC. (f/k/a Green Mountain Coffee, Inc.), a Vermont corporation with a principal place of business at 33 Coffee Lane, Waterbury, Vermont 05676 (the "Debtor"), and FLEET BANK - NH, a bank organized under the laws of the State of New Hampshire with an address of NHNA E02A, 1155 Elm Street, Manchester, New Hampshire 03101 (the "Secured Party").

                            RECITALS:

     The Debtor and the Secured Party are parties to a certain Commercial Loan Agreement dated October 22, 1992, said loan agreement having been amended by a certain letter agreement dated November 13, 1992, by a certain Amendment to Commercial Loan Agreement and Loan Documents dated August 11, 1993, by a certain Third Amendment to Loan Agreement and Loan Documents dated August 31, 1993, by a certain Fourth Amendment to Commercial Loan Agreement and Loan Documents dated April 7, 1994, by a certain Fifth Amendment to Commercial Loan Agreement and Loan Documents dated August 15, 1994, by a certain Sixth Amendment to Commercial Loan Agreement and Loan Documents dated March 31, 1995, and as further amended and restated pursuant to a certain Seventh Amendment and First Restatement of Commercial Loan Agreement of even date herewith (collectively, as amended and restated to date, the "Loan Agreement") and certain Loan Documents (as defined in the Loan Agreement and as amended through the date hereof), including, but not limited to, a certain Security Agreement dated October 22, 1992, as amended to date, of the Debtor (the "Security Agreement"). Pursuant to the Loan Agreement, the Secured Party has extended to the Debtor certain credit facilities; and the Debtor has requested, and the Secured Party has agreed, to extend this day a new term loan in the maximum principal of up to One Million Five Hundred Thousand Dollars ($1,500,000.00) and, in connection therewith, to make certain amendments affecting the other credit facilities extended by the Secured Party to the Debtor under the Loan Agreement. The Secured Party and the Debtor have agreed that it is necessary and appropriate, in connection with the extension of the new term loan and making such amendments, to amend and restate the Security Agreement in its entirety. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

     NOW, THEREFORE, in consideration of the willingness of the Secured Party to make the new term loan to the Debtor, to amend the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree that the Security Agreement shall be and hereby is amended and restated in its entirety as follows:

1. Security Interest. As security for the Secured Obligations described in Section 2 hereof, the Debtor hereby grants to the Secured Party a first priority security interest in and lien on all of the property described below (hereinafter referred to collectively as the "Collateral"):

(a) All equipment, including machinery, motor vehicles, office equipment, furniture, fixtures, along with all other parts, tools, trade-ins, repairs, accessories, accessions, modifications, and replacements, whether now owned or subsequently acquired, constructed, or attached or added to, or placed in, the foregoing (collectively, the "Equipment");

(b) All inventory, wherever located, including goods, merchandise and other personal property, held for sale or lease or furnished or to be furnished under a contract of service, or constituting raw materials, work in process or materials used or consumed in the Debtor's business, or consigned to others or held by others for return to the Debtor, whether now owned or subsequently acquired or manufactured and wherever located (collectively, the "Inventory");

(c) All accounts receivable, including, without limitation, accounts, contracts, contract rights, chattel paper, instruments, rents, deposits, general intangibles, and any other obligations of any kind whether now existing or hereafter arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, notes, leases, licenses, franchises, supply agreements, and other contracts securing or otherwise relating to any such accounts, contracts, contract rights, chattel paper, instruments, rents, deposits, general intangibles, or obligations (any and all such accounts, contracts, contract rights, chattel paper, instruments, rents, deposits, general intangibles, and obligations being the "Receivables", and any and all such security agreements, notes, leases, licenses, franchises, supply agreements, and other contracts being the "Related Contracts");

(d) All general intangibles, including, but not limited to, corporate names, trade names, trademarks, trade secrets, books and records, customer lists, blue prints and plans, computer programs, tapes and related electronic data, processing software, and all corporate ledgers;

(e) Any and all additions, accessions, substitutions or replacements to or for any of the foregoing;

(f) Any and all products and proceeds of any or all of the foregoing, including, without limitation, cash, cash equivalents, tax refunds and the proceeds of insurance policies providing coverage against the loss or destruction of or damage to any of the Collateral, or any indemnity, warranty, or guarantee payable by reason of loss or damage to or otherwise with respect to any of the Collateral (whether or not the Secured Party is the loss payee thereof);

(g) All of the Debtor's after-acquired property of the kinds and types described in paragraphs (a) - (f) herein;

(h) All records and data relating to any of the property described above, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of the Debtor's right, title, and interest in and to all computer software required to utilize, create, maintain and process any of such records or data or electronic media; and also in (1) all checks, money, securities, bank accounts, deposit accounts, and other accounts in the possession of or held by the Secured Party whether in the name of the Debtor or in the name of the Secured Party, and (2) all other property given by the Debtor to the Secured Party pursuant to this Agreement. The property described in (1) and (2) above are held in the possession of the Secured Party by agreement of Debtor and Secured Party. All of the said Collateral (which throughout this Agreement includes after-acquired Collateral) is to secure the payment and performance of all of the Secured Obligations. For purposes of the application of any proceeds or income resulting from or arising in connection with the exercise of the Secured Party's rights hereunder with respect to the Collateral, and after payment from such income or proceeds of the Secured Obligation described in Section 2(c) below and all costs and expenses incurred in connection with the exercise of Secured Party's rights hereunder, the Secured Party and the Debtor agree as follows: (i) The Revolving Line of Credit Loan, the Equipment Line of Credit Loan, and the New Term Loan shall be secured by (A) first priority security interests in all existing and subsequently acquired Collateral hereunder other than the "Project Equipment" as defined and described in the Amendment to Commercial Loan Agreement and Loan Documents dated August 11, 1993, (B) a third priority perfected security interest in the Project Equipment, (C) a third leasehold mortgage of the "Improvements" as defined and described in the Amendment to Commercial Loan Agreement and Loan Documents dated August 11, 1993 and leasehold interest in the "Premises" as defined and described in the Amendment to Commercial Loan Agreement and Loan Documents dated August 11, 1993, and (D) a third position collateral assignment of Borrower's leasehold interest in the Premises; and (ii) the Improvements Term Loan is secured by (A) a first priority perfected security interest in the Project Equipment, (B) a first leasehold mortgage of the Improvements and of the Borrower's leasehold interest in the Premises, (C) a first position collateral assignment of the Borrower's leasehold interests in the Premises, and (D) a first priority security interest in all existing and subsequently acquired Collateral under the Loan Documents. To the extent that any proceeds or income remain with respect to any Collateral after satisfaction of the Secured Obligations entitled to the priorities as to the application of such proceeds or income with respect to such Collateral as provided hereinabove, such remaining proceeds or income may be applied to the other Secured Obligations hereunder in such order of priority as the Secured Party deems appropriate. The Secured Party and Debtor acknowledge and agree that the Project Equipment, Improvements, and Premises are subject to second priority security interests of the Vermont Economic Development Authority and the Central Vermont Economic Development Corporation as more particularly described in certain intercreditors agreements included among the Loan Documents.

2. Secured Obligations. The security interest hereby granted shall secure the following (the "Secured Obligations"):

(a) The Debtor's repayment of the principal amount of all of the Loans as described and defined in the Loan Agreement, together with interest, late charges, and any other applicable charges thereon, to the Secured Party pursuant to and in accordance with the Loan Documents;

(b) The Debtor's payment or performance of its obligations under the Loan Agreement and under the other Loan Documents (as defined, described and identified in the Loan Agreement, hereinafter the "Loan Documents"), as the same may be amended, modified, extended, renewed, replaced or restated;

(c) The payment of all other sums with interest and charges thereon advanced in accordance herewith to protect the validity, security, and priority of this Agreement, the Loan Agreement, or the Loan Documents; and (d) Any and all other indebtedness of Debtor to Secured Party of every kind and description, direct or indirect, absolute or contingent, due or to become due, regardless of how they arose or were acquired, now existing or hereafter arising.

3. Warranties and Representations of the Debtor. Debtor hereby makes the following representations and warranties which shall survive the execution and delivery of this Agreement and shall be continuing representations and warranties as long as any Secured Obligation remains outstanding:

(a)  All representations and warranties made in the Loan
Agreement and the Loan Documents relating to the Debtor and the Collateral are true, accurate and complete in all material respects;

(b) The Debtor's principal place of business is located at the address first set forth above; the Debtor's executive offices and the office where its books and records are kept and are to be kept concerning the Receivables, Related Contracts other Collateral are at the aforesaid address; and the Debtor has no other places of business except those set forth on Schedule I hereto;

(c) The Debtor conducts business only under and through the corporate, business and trade names "Green Mountain Coffee" and "Green Mountain Coffee Roasters, Inc.".

(d) No material authorization, approval or other action by, and no notice to or filing with, any governmental authority or other person is required either (i) for the grant by the Debtor of the security interests granted hereby or for the execution, delivery or performance of this Agreement by the Debtor, or
(ii) for the perfection of or the exercise by the Secured Party of its respective rights and remedies hereunder, except the filing of financing statements;

(e) The Debtor has good and marketable title to all of the Collateral pledged by it hereunder, free and clear of any liens, security interests, encumbrances or interests or claims of any other person or entity, except those set forth on
Schedule II hereto, and there are no sums owed with respect to the Collateral other than as disclosed on the Debtor's financial statements delivered to the Secured Party;

(f) The Secured Party has a valid, perfected first security interest in all of the Collateral which may be perfected by filing of financing statements.;

(g) The Debtor has not performed any acts which might prevent the Secured Party from enforcing any of the material terms and conditions of this Agreement or which would limit any of them in any such enforcement;

(h) Schedule III attached hereto sets forth the description and location of all Collateral not located at the Debtor's principal place of business, together with a list of the record owners of and record holders of liens against the real estate on which such Collateral is located; and

(i) No effective financing statements or other similar instrument in effect covering all or any part of the Collateral is on file in any recording office, except as may have been filed in favor of Secured Party relating to this Agreement.

4.  Affirmative Covenants of the Debtor.

(a) The Debtor shall promptly notify and provide the Secured Party with a complete description of the opening of any new places of business, the closing of any existing places of business, the conduct of business under any names or through any entities other than those set forth herein, the relocation of any of the Collateral to any new place of business or any other act which would affect the financing statements filed by the Secured Party;

(b) The Debtor shall continuously take all steps that are necessary or prudent to protect the security interests of the Secured Party in the Collateral;

(c) The Debtor shall defend the Collateral against the claims and demands of all persons;

(d) The Debtor shall deliver and pledge to the Secured Party, endorsed or accompanied by instruments of assignment or transfer satisfactory to the Secured Party, any instruments, documents, and chattel paper which the Secured Party may reasonably specify;

(e) The Debtor shall comply, in all material respects, with all governmental regulations applicable to the Collateral or any part thereof or to the operation of the Debtor's business; provided, however, that the Debtor may contest any governmental regulation in any reasonable manner which shall not in the reasonable opinion of the Secured Party adversely affect the Secured Party's rights or the first priority of its security interest in the Collateral;

(f) The Debtor shall pay promptly when due, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any danger of the sale, forfeiture or loss of any of the Collateral or any interest therein; and (iii) such charge is adequately reserved against in accordance with the generally accepted accounting principles;

(g) The Debtor shall cause the Equipment to be maintained and preserved in good condition, repair and working order, and shall make all repairs, replacements, additions, and other improvements necessary to maintain the Equipment in such good condition;

(h) The Debtor shall maintain Inventory sufficient to meet the needs of its business;

(i) The Debtor shall preserve all beneficial Related Contracts not otherwise terminated in the ordinary course of Debtor's business;

(j) The Debtor shall take all commercially reasonable steps necessary to collect the Receivables;

(k) The Debtor shall assure that (i) no Receivable is or shall be subject to any defense, offset, counterclaim, discount (other than ordinary and customary payment discounts), or allowance, (ii) no agreement under which any deduction, discount, credit or allowance of any kind may be granted or allowed shall have been or shall thereafter be made by Debtor with any account party without the consent of Secured Party,
(iii) all statements made and all unpaid balances appearing in the invoices, documents, agreements relating to each Receivable are and shall be true, genuine, and correct in all respects, and (iv) no Receivable shall be converted to a note or other instrument unless the same shall be delivered to the possession of the Secured Party within ten (10) days of the date of execution of such note or instrument;

(l) The Debtor shall, with respect to any Collateral which consists of trucks, automobiles, or other motor vehicles, or any other Collateral required to be titled, upon an Advance being made under the Equipment Loan with respect to such Collateral deliver all titles thereto to the Secured Party to be held by the Secured Party and Debtor shall make, execute, and deliver any and all applications, and take such other action to assure that the Secured Party is listed of record as the first priority and sole lienholder on all title certificates;

(m) Debtor shall keep accurate and complete records listing and describing the Collateral, and when requested by Secured Party, Debtor shall give Secured Party a certificate listing and describing the Collateral and setting forth the total value of the Inventory, the total value of the Equipment, the amount of the Receivables designating how many days the Receivables are from the date of invoice, the face value of any instruments, and any other information Secured Party may request. Secured Party shall have the right at any time to inspect the Collateral and to audit and make copies of any records or other writings which relate to the Collateral or the general financial condition of Debtor. Secured Party may remove such records and writings for the purpose of having copies made thereof;

(n) The Debtor shall advise the Secured Party promptly, in reasonable detail, (i) of any lien, security interest, encumbrance, or claim made or asserted against any of the Collateral, (ii) of any material change, substantial loss or depreciation in the composition of the Collateral, and (iii) of the occurrence of any other material adverse effect on the aggregate value, enforceability or collectibility of the Collateral or on the security interests created hereunder;

(o) The Debtor shall give, execute, deliver and file or record in the proper governmental offices, any instrument, paper or document, including, but not limited to, one or more financing statements under the Uniform Commercial Code, reasonably satisfactory to the Secured Party, or take any action which the Secured Party may deem necessary or desirable in order to create, preserve, perfect, extend, continue, modify, terminate or otherwise effect any security interest granted pursuant hereto, or to enable the Secured Party to exercise or enforce any of its rights hereunder; and

(p) The Debtor shall keep, and stamp or otherwise mark, any of its documents, instruments and chattel paper and its books and records relating to any of the Collateral in such manner as the Secured Party may reasonably require.

5. Negative Covenants of the Debtor. Except as otherwise provided in the Loan Agreement or in this Agreement, without the prior written consent of the Secured Party, the Debtor shall not:

(a) Transfer, sell or assign any of the Collateral other than in the ordinary course of business;

(b) Allow or permit any other security interest or lien to attach to any of the Collateral;

(c) File, authorize, or permit to be filed in any jurisdiction any financing statement relating to any of the Collateral unless the Secured Party is named as sole secured party;

(d) Permit any of the Collateral to be levied upon under any legal process;

(e) Permit anything to be done that may materially impair the value of any of the Collateral or the security therein intended to be afforded hereby; or

(f) Use the Collateral in violation of any law or in any manner inconsistent with any policy of insurance thereon.

6. Fixtures. It is the intention of the parties hereto that none of the Collateral shall become fixtures. Without limiting the generality of the foregoing, the Debtor will, if requested by the Secured Party, obtain waivers of lien, in form satisfactory to the Secured Party, from each mortgagee or lessor of real property (other than the Secured Party) on which any of the Collateral is or is to be located.

7. Insurance. Debtor shall, at its own expense, maintain insurance covering the Collateral against such risks, with such insurers, in such form, and in such amounts as shall from time to time be required by Secured Party, but in any event, in such amounts and with such coverage as is customary in Debtor's type of business. All insurance policies shall be written so as to be payable in the event of loss to Secured Party and shall provide for thirty (30) days' written notice to Secured Party of cancellation or modification. At the request of Secured Party, all insurance policies shall be furnished to and held by
Secured Party.   Secured Party is hereby appointed as attorney
irrevocable to collect the proceeds of such insurance, to settle any claims with the insurers in the event of loss or damage, to endorse settlement drafts and, upon the occurrence of an Event of Default (as defined hereinbelow), to cancel, assign, or surrender any insurance policies. If, while any Secured Obligations are outstanding, any proceeds are paid to Secured Party under such policies, Secured Party may, at Secured Party's option, take either or both of the following actions: (i) apply such proceeds in whole or in part to the payment or satisfaction of any of the Secured Obligations in whatever order Secured Party determines; or (ii) pay over such proceeds in whole or in part to Debtor for the purpose of repairing or replacing the Collateral destroyed or damaged, any proceeds so paid over by Secured Party to be secured by this Agreement.

8. Receivables. Debtor agrees that Secured Party may communicate with account debtors in order to verify the existence, amount, and terms of any Receivables. Upon an Event of Default, Secured Party may notify account debtors of the security interests established herein and require that payments on Receivables be made directly to Secured Party, and upon the request of Secured Party, Debtor shall notify account debtors and indicate on all billings that payments and returns are to be made directly to Secured Party. In furtherance of the foregoing, Debtor hereby appoints Secured Party attorney irrevocable with full power upon an Event of Default to collect, compromise, endorse, sell, or otherwise deal with the Receivables or proceeds thereof and to perform the terms of any contract in order to create Receivables in Secured Party's name may be, but need not be, supplemented by separate assignments of Receivables and contract rights and, if such assignments are given, the rights and security interests given thereby shall be in addition to and not in limitation of the rights and security interests granted by this Agreement.

9. Registered Trademarks. Debtor shall deliver to Secured Party assignment(s) of all United States registered trademark(s) of Debtor now or hereafter obtained. Upon an Event of Default hereunder and in connection with disposition of the Collateral, the Secured Party or its assignee may file such assignment(s) with the United States Patent and Trademark Office, pursuant to an exercise of its security interest hereunder, to effect a transfer of said trademark(s). Prior to such time as Secured Party is entitled to exercise its rights hereunder, the Secured Party shall hold all assignments of trademarks hereunder in escrow.

10.  Events of Default.  The following events shall be deemed
"Events of Default" hereunder:

(a) An Event of Default under the Loan Agreement or any of the Loan Documents;

(b) Any representation or warranty or statement of fact made to Secured Party at any time by Debtor is false or misleading or becomes false or misleading in any material respect;

(c) Debtor fails to observe or perform any covenant, warranty, or agreement required to be observed or performed by it under this Agreement;

(d) Debtor shall be in default under any obligation undertaken by Debtor which default has a material adverse effect on the financial condition of Debtor or on the value of the Collateral;

(e) Uninsured loss, theft, damage, or destruction of any substantial portion of any of the Collateral; or

(f) Debtor or any guarantor of any of the Secured Obligations is or becomes insolvent or is involved in any financial difficulty as evidenced by (i) an assignment, composition, or similar device for the benefit of creditors, (ii) general failure to pay debts when due, (iii) attachment or receivership of assets not dissolved within thirty (30) days, (iv) the appointment of a custodian, trustee, or receiver for a substantial portion of any of their respective properties, (v) the liquidation or sale of all or substantially all of their respective properties, (vi) the filing by Debtor or any guarantor of a petition under any Chapter of the United States Bankruptcy Code or the institution of any other proceeding under any law relating to bankruptcy, bankruptcy reorganization, insolvency or relief of Debtors, or (vii) the filing against Debtor or any guarantor of an involuntary petition under any Chapter of the United States Bankruptcy Code or the institution of any other proceeding under any law relating to bankruptcy, bankruptcy reorganization, insolvency or relief of debtors where such proceeding is not dismissed within sixty (60) days from the date on which it is filed or instituted.

11. Rights and Remedies of Secured Party on Default. Upon the occurrence of any Event of Default, Secured Party shall have, by way of example and not of limitation, the following rights and remedies:

(a) Secured Party may declare the Secured Obligations, or any of them, to be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived;

(b) In addition to all other rights and remedies contained in this Agreement, the Loan Agreement, and in the Loan Documents, Secured Party may exercise the rights and remedies accorded Secured Party by the Uniform Commercial Code or by any other applicable law, all of which rights and remedies shall be cumulative and non-exclusive to the extent permitted by law;

(c) Secured Party shall have the right to enter and/or remain upon the Premises of Debtor, or any other place or places where any of the Collateral is located and kept, without any obligation to pay rent to Debtor or others, and remove Collateral therefrom to the premises of the Secured Party or any agent of Secured Party for such time as Secured Party may desire in order to maintain, collect, sell and/or prepare the Collateral for sale, liquidation or collection;

(d) Secured Party may require the Debtor at Debtor's cost to assemble the Collateral and make it available to Secured Party at a place designated by Secured Party;

(e) Secured Party may take possession of and use and operate the Collateral in the manner and for the purposes as set forth in Section 12 hereinbelow;

(f) Secured Party may sell, lease, or otherwise dispose of the Collateral as set forth in Section 13 hereinbelow;

(g) Secured Party shall have the right to set-off, without notice to the Debtor, any and all deposits or other sums at any time or times credited or due from Secured Party to Debtor, whether in a special account or other account or represented by a certificate of deposit (whether or not matured); which deposit and other sums shall at all times constitute additional security for the Secured Obligations;

(h) Secured Party may perform any warranty, covenant or agreement which Debtor has failed to perform under this Agreement; and

(i)  Secured Party may take any other action which Secured
Party deems necessary or desirable to protect the Collateral or the security interests granted herein.

12.  Rights of Secured Party to Use and Operate Collateral.
Upon the occurrence of any Event of Default, but subject to the provisions of the Uniform Commercial Code or other applicable law, the Secured Party shall have the right and power to take possession of all or any part of the Collateral, and to exclude the Debtor and all persons claiming under the Debtor wholly or partly therefrom, and thereafter to hold, store, and/or use, operate, manage and control the same. Upon any such taking of possession, the Secured Party may, from time to time, at the expense of the Debtor, make all such repairs, replacements, alterations, additions and improvements to and of the Collateral as the Secured Party may reasonably deem proper. In any such case, subject as aforesaid, the Secured Party shall have the right to manage and control the Collateral and to carry on the business and to exercise all rights and powers of the Debtor in respect thereto as the Secured Party shall deem best, including the right to enter into any and all such agreements with respect to the leasing and/or operation of the Collateral or any part thereof as the Secured Party may see fit; and the Secured Party shall be entitled to collect and receive all rents, issues, profits, fees, revenues and other income of the same and every part thereof. Such rents, issues, profits, fees, revenues and other income shall be applied to pay the expenses of holding and operating the Collateral and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and repairs, replacements, alterations, additions and improvements, and to make all payments which the Secured Party may be required or may elect to make, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments which the Secured Party may be required or authorized to make under any provision of this Agreement (including reasonable legal costs and attorneys' fees). The remainder of such rents, issues, profits, fees, revenues and other income shall be applied to the payment of the Secured Obligations in such order of priority as the Secured Party in accordance with the provisions of this Agreement and any surplus shall be returned to the Debtor. Without limiting the generality of the foregoing, the Secured Party shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by the Secured Party to enforce their rights and remedies hereunder in order to manage, protect and preserve the Collateral and continue the operation of the business of the Debtor and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the compensation of the receiver and to the payment of the Secured Obligations as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated.

13. Rights of Secured Party to Sell Collateral. Upon (10) days prior written notice by registered or certified mail by Secured Party to Debtor at the address of the Debtor set forth above (or at such other address or addresses as the Debtor shall specify in writing by like notice to the Secured Party) of the time and place of any intended disposition of Collateral, then Secured Party shall have the right and power to sell, assign, lease, or otherwise dispose of the Collateral from any business premises of the Debtor, either at public auction or private sale, by liquidation sale or other disposition, or as if the sale was being made in the ordinary course of Debtor's business, with or without notice to the public that the said sale or disposition is for the benefit of the Secured Party; provided, however, that if the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, then Secured
Party shall have the right and power to dispose of the Collateral without prior notice to Debtor and Debtor expressly waives any rights to notice under such circumstances. The notices described above shall be deemed to meet any requirement hereunder or under any applicable law (including the Uniform
Commercial Code) that reasonable notification be given of the time and place of such sale or other disposition. After deducting all costs and expenses of collection, storage, custody, sale or other disposition and delivery (including reasonable legal costs and attorneys' fees) and all other charges against the Collateral, the residue of the proceeds of any such sale or disposition shall be applied to the payment of the Secured Obligations in accordance with the provisions of this Agreement and any surplus shall be returned to the Debtor.
In the event the proceeds of any sale, lease or other disposition of the Collateral hereunder are insufficient to pay all of the Secured Obligations in full, the Debtor will be liable for the deficiency, together with interest thereon at the maximum rate provided in the Loan Agreement and the cost and expenses of collection of such deficiency, including, without limitation, reasonable fees of attorneys, experts, and agents, expenses and disbursements.

14. Attorney-in-Fact. The Secured Party is hereby appointed the attorney-in-fact, with full power of substitution, of the Debtor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments (including, without limitation, financing or continuation statements, conveyances, assignments, and transfers) which the Secured Party may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is coupled with an interest and is irrevocable. The Debtor shall indemnify and hold harmless the Secured Party from and against any liability or damage which it may incur in the exercise and performance, in good faith, of the Secured Party's powers and duties as such attorney-in-fact.

15. Waiver, etc. The Debtor hereby waives presentment, demand, notice, protest and, except as is otherwise provided herein, all other demands and notices in connection with this Agreement or the enforcement of the Secured Party's rights hereunder or in connection with any Secured Obligations or any Collateral. The Debtor further consents to and waives notice of the granting of renewals, extensions of time for payment or other indulgences to the Debtor or to any account debtor in respect of any Receivable, substitution, release or surrender of any Collateral, addition or release of persons primarily or secondarily liable on any Secured Obligation or on any Receivable or other Collateral, or the acceptance of partial payments on any Secured Obligation or on any account receivable or other Collateral and/or the settlement or compromise thereof. No delay or omission on the part of the Secured Party in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder. Any waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any such future occasion.

16. Termination; Assignments, etc. This Agreement and the security interest in the Collateral created hereby shall terminate when all of the Secured Obligations have been paid, performed, and finally discharged in full. In the event of a sale or assignment by the Secured Party of all or any of the Secured Obligations held by it, such Secured Party may assign or transfer its rights and interests under this Agreement in whole or in part to the purchaser or purchasers of such Secured Obligations, whereupon such purchaser or purchasers shall become vested with all of the powers and rights of such Secured Party hereunder, and such Secured Party shall thereafter be forever released and fully discharged from any liability or responsibility hereunder, with respect to the rights and interests so assigned.

17. Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and shall be either mailed by certified mail, return receipt requested, or delivered by overnight courier service, to the applicable party at the addresses first set forth above, or, as to each party, at such other address as shall be designated by such parties in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communication shall be effective on the date of first attempted delivery.

18.     Miscellaneous.

(a) The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, the Secured Party shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve any right of it or of the Debtor against other parties pertaining to any Collateral;

(b) No provision hereof shall be amended except by a writing signed by the Secured Party and the Debtor;

(c) Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof;

(d) This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the Secured Party and the Debtor;

(e) No delay, failure to enforce, or single or partial exercise on the part of the Secured Party in connection with any of its rights hereunder shall constitute an estoppel or waiver thereof, or preclude other or further exercises or enforcement thereof and no waiver of any default hereunder shall be a waiver of any subsequent default; and

(f) This Agreement shall be governed as to its validity, interpretation and effect in accordance with the laws of the State of New Hampshire.


     IN WITNESS WHEREOF, the undersigned have set their hands and seals to this Agreement all as of the day and year first above written.



                             GREEN MOUNTAIN COFFEE ROASTERS, INC.

/s/ Betty Omansky            By: /s/ Robert D. Britt
- -----------------                ---------------------------------
Witness                          Robert D. Britt,
                                 Chief Financial Officer



                             FLEET BANK - NH


/s/ Catherine Consentino     By: /s/ Andre P. Pelletier
- ------------------------         ---------------------------------
Witness                          Andre P. Pelletier, Vice President



STATE OF  Vermont
COUNTY OF  Washington

On this the 12th day of April, 1996, before me, the undersigned notary or justice, personally appeared Robert D.
Britt, who acknowledged himself to be the Chief Financial
Officer of Green Mountain Coffee Roasters, Inc, a corporation, and that he, as such authorized officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such authorized officer.

                                   /s/ Betty Omansky
                                   -----------------
                                   Notary Public


STATE OF  New Hampshire
COUNTY OF  Hillsborough

On this the 12th day of April, 1996, before me, the undersigned notary or justice, personally appeared Andre P. Pelletier, who acknowledged himself to be a Vice President of Fleet Bank - NH, a bank, and that he, as such authorized officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such authorized officer.

                                   /s/ Catherine A. Consentino
                                   --------------------------
                                   Justice of the Peace

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